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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Price Enterprises, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 14, 1994 included in the Price Enterprises, Inc. registration statement on Form S-4, as amended, dated November 17, 1994, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
- -----------------------------------
ARTHUR ANDERSEN LLP


Seattle, Washington,
  July 11, 1995